UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2008

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

10883 Thornmint Road, San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (858) 673-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 25, 2008, ImageWare Systems, Inc. (the “Company”) received a letter from the American Stock Exchange (“AMEX”) advising that a Listing Qualifications Panel of the AMEX Committee on Securities (the “Panel”) had affirmed the determination of the staff of the Listing Qualifications Department of AMEX (the “Staff”) to delist the Company’s common stock from AMEX.

The letter states that the Panel agreed with the Staff that the Company failed to comply with:

•
Section 1003(a)(ii) of the AMEX Company Guide (the “Company Guide”), because the Company has shareholders’ equity of less than $4 million and has sustained losses from continuing operations and net losses in three out of its four most recent fiscal years; and

•
Section 1003(a)(iii) of the Company Guide, because the Company has shareholders’ equity of less than $6 million and has sustained losses from continuing operations and net losses in its five most recent fiscal years.

Additionally, the letter provided that AMEX would suspend trading in the Company’s common stock as soon as practicable and would file an application with the Securities and Exchange Commission ("SEC") to remove the Company’s common stock from listing and registration on AMEX when and if authorized by the SEC.

The Company believes that it will be eligible for quotation on the Over-the-Counter Bulletin Board ("OTCBB") and expects that multiple market makers will make a market for the Company’s common stock.

Item 8.01 Other Events

Upon delisting of the Company’s common stock, the following additional consequences may occur:

•
Certain institutional investors that have policies against investments in OTCBB companies and other investors may refrain from purchasing the Company’s common stock because it is no longer listed on a national securities exchange; and/or

•
The Company’s ability to sell its equity and debt securities in direct or underwritten offerings will be more limited in numerous states because the Company will no longer benefit from state exemptions from registration which are dependent upon its listing on AMEX.

On April 29, 2008, the Company issued a press release concerning the Staff’s determination described in Item 3.01 above.  A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 8.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit#		Description
99.1	P	Press Release dated April 29, 2008.

This Current Report on Form 8-K may contain forward-looking statements made pursuant to the “safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements made with respect to the Company’s belief that it will be eligible for quotation on the OTCBB and its expectation that a market maker will make a market for the Company’s common stock following AMEX’s filing of a delisting application with the SEC.  Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company undertakes no obligation to update these forward-looking statements as a result of new information or otherwise.  You are encouraged to read the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for important factors that could cause actual results and events to differ materially from those discussed in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

Date: April 29, 2008	By: /s/ Wayne G. Wetherell
Wayne G. Wetherell
Chief Financial Officer